FIXED RATE SENIOR NOTE

REGISTERED                                               REGISTERED
No. FXR                                                  $
                                                         CUSIP: 617446257

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.
or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



                     MORGAN STANLEY DEAN WITTER & CO.
                 SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                               (Fixed Rate)

                      RESET PERFORMANCE EQUITY-LINKED
            REDEMPTION QUARTERLY-PAY SECURITIES ("RESET PERQS")

                     % RESET PERQS DUE MARCH 15, 2001
                   RESET PERQS MANDATORILY EXCHANGEABLE
                       FOR SHARES OF COMMON STOCK OF
                            MCI WORLDCOM, INC.

----------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:               INITIAL REDEMPTION           INTEREST RATE:   % per          ORIGINAL MATURITY
     , 1999                          DATE: N/A                    annum (equivalent to $          DATE: March 15, 2001
                                                                        per annum per
                                                                Reset PERQS)
----------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL                   INITIAL REDEMPTION           APPLICABILITY OF                OPTIONAL
  DATE:    , 1999                    PERCENTAGE: N/A              MODIFIED                        REPAYMENT
                                                                  PAYMENT UPON                    DATE(S):  N/A
                                                                  ACCELERATION: N/A
----------------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT OF                    ANNUAL REDEMPTION            If yes, state Issue Price:      EXCHANGE RATE
OID: N/A                             PERCENTAGE                   N/A                             AGENT: N/A
                                     REDUCTION: N/A
----------------------------------------------------------------------------------------------------------------------
ORIGINAL YIELD TO                  SPECIFIED CURRENCY:
  MATURITY: N/A                      U.S. Dollars
----------------------------------------------------------------------------------------------------------------------
INITIAL ACCRUAL                    INTEREST PAYMENT
  PERIOD: N/A                        DATES: Each March
                                     __, June __, September
                                     __ and December __,
                                     beginning June __, 1999
----------------------------------------------------------------------------------------------------------------------
APPLICABILITY OF                   INTEREST PAYMENT
  ISSUER'S OPTION TO                 PERIOD: Quarterly
  EXTEND ORIGINAL
  MATURITY DATE:
  N/A
----------------------------------------------------------------------------------------------------------------------
If yes, state Final Maturity       APPLICABILITY OF
  Date:  N/A                          ANNUAL INTEREST
                                      PAYMENTS: N/A
----------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
(See below)
----------------------------------------------------------------------------------------------------------------------


Denominations.................   $     and integral multiples thereof

First Year Cap Price..........   $

First Year Determination Date.   March 15, 2000 (or if such date is not a
                                 Trading Day on  which no Market Disruption
                                 Event occurs, the immediately succeeding
                                 Trading Day on which no Market Disruption
                                 Event occurs).

First Year Closing Price......   First Year Closing Price means the product of
                                 (i) the Market Price of one share of MCI
                                 WorldCom Stock and (ii) the Exchange Factor, each determined as of the First Year
                                 Determination Date.

Second Year Cap Price.........   Second Year Cap Price means the greater of
                                 (x)     % of the First Year Closing Price
                                 and (y) the First Year Cap Price.  See
                                 "Exchange at Maturity" below.

Maturity Price................   Maturity Price means the product of (i) the
                                 Market Price of one share of common stock, $.01 par value ("MCI WorldCom Stock"), of MCI
                                 WorldCom, Inc. ("MCI WorldCom") and (ii) the
                                 Exchange Factor, each determined as of the second scheduled Trading Day immediately prior to maturity.

Exchange at Maturity..........   At maturity (including as a result of
                                 acceleration under the terms of the Senior
                                 Indenture (as defined below) or otherwise),
                                 upon delivery of this Reset PERQS to the
                                 Trustee, each $     principal amount of
                                 this Reset PERQS shall be applied by the
                                 Issuer as payment for a number of shares of
                                 MCI WorldCom Stock at the Exchange Ratio.
                                 The initial Exchange Ratio, initially set at
                                 0.1, is subject to adjustment on the First
                                 Year Determination Date and at maturity in
                                 order to cap the value of the MCI WorldCom
                                 Stock to be received upon delivery of this
                                 Reset PERQS at $     per each $
                                 principal amount of this Reset PERQS. Solely for purposes of adjustment upon the occurrence of certain corporate events, the number of shares of MCI WorldCom Stock to be delivered at maturity shall also be adjusted by an Exchange Factor, initially set at 1.0.
                                 See "Exchange Factor" and "Antidilution
                                 Adjustments" below.

                                 If the First Year Closing Price, as
                                 determined by the Calculation Agent, is less
                                 than or equal to $     (the "First Year Cap
                                 Price"), no adjustment to the Exchange Ratio shall be made at such time. If the First Year Closing Price exceeds the First Year Cap Price, the Exchange Ratio shall be adjusted by the Calculation Agent so that the new Exchange Ratio shall equal the product of (i) the existing Exchange Ratio and (ii) a fraction the numerator of which shall be the First Year Cap Price and the denominator of which shall be the First Year Closing Price.

                                 In addition, on the First Year Determination
                                 Date, the Calculation Agent shall establish
                                 the "Second Year Cap Price" that shall be
                                 equal to the greater of (x)        % of the
                                 First Year Closing Price and (y) the First
                                 Year Cap Price.  The Issuer shall cause the
                                 Calculation Agent promptly to send written notice of the Second Year Cap Price and of any such adjustment to the Exchange Ratio by first-class mail to The Depository Trust Company, New York, New York (the "Depositary").

                                 If the Maturity Price, as determined by the Calculation Agent, is less than or equal to the Second Year Cap Price, no further adjustment to the Exchange Ratio shall be made. If the Maturity Price exceeds the Second Year Cap Price, the existing Exchange Ratio shall be adjusted by the Calculation Agent so that the final Exchange Ratio shall equal the product of (i) the existing Exchange Ratio and (ii) a fraction the numerator of which shall be the Second Year Cap Price and the denominator of which shall be the Maturity Price.

                                 The number of shares of MCI WorldCom Stock to be delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Factor and (ii) in the Exchange Property, as defined in paragraph 5 under "Antidilution Adjustments" below, to be delivered instead of, or in addition to, such MCI WorldCom Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made prior to the close of business on the second Trading Day immediately prior to maturity.

                                 All calculations with respect to the Exchange Ratios for the Reset PERQS shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g. .876545 would be rounded to .87655); all calculations with respect to the Second Year Cap Price will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upwards (e.g. $12.34567 would be rounded to $12.3457); and all dollar amounts related to payments at maturity resulting from such calculations shall be rounded to the nearest cent with one-half cent being rounded upwards.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, (i) provide written
                                 notice to the Trustee at its New York office
                                 and to the Depositary, on which notice the
                                 Trustee and the Depositary may conclusively
                                 rely, on or prior to 10:30 a.m. on the
                                 Trading Day immediately prior to maturity of
                                 this Reset PERQS, of the amount of MCI
                                 WorldCom Stock (or the amount of Exchange
                                 Property) to be delivered with respect to
                                 each $       principal amount of this Reset
                                 PERQS and of the amount of any cash to be paid in lieu of fractional shares of MCI WorldCom Stock (or of any other securities included in the Exchange Property, if applicable) allocated to each $ principal amount of this Reset PERQS; provided that, if the maturity date of this Reset
                                 PERQS is accelerated (x) because of the
                                 consummation of a Reorganization Event (as defined in paragraph 5 of the "Antidilution Adjustments" below) where the Exchange Property consists only of cash or (y) because of an Acceleration Event or otherwise, the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than two Business Days following such deemed maturity date, (i) to the holder of this Reset PERQS by mailing notice of such acceleration by first class mail, postage prepaid and (ii) to the Trustee and the Depositary by telephone or facsimile confirmed by mailing such notice to the Trustee at its New York office and to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Reset PERQS receives the notice. If the maturity of this Reset PERQS is accelerated in the manner described in the immediately preceding sentence, no interest on the amounts payable with respect to this Reset PERQS shall accrue for the period from and after such accelerated maturity date; provided, that the Issuer has deposited with the Exchange Agent the MCI WorldCom Stock, the Exchange Property or any cash due with respect to such acceleration.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, deliver any such shares of MCI WorldCom Stock (or any Exchange Property) and cash in respect of interest and any fractional shares of MCI WorldCom Stock (or any Exchange Property) and cash otherwise due upon any acceleration described above to the Trustee for delivery to the holder. The Calculation Agent shall determine the Exchange Ratio applicable at the maturity of this Reset PERQS and calculate the Exchange Factor. References to payment "per Reset
                                 PERQS" refer to each $        principal
                                 amount of this Reset PERQS.

                                 If this Reset PERQS is not surrendered for exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below), except with respect to the holder's right to receive the MCI WorldCom Stock (and, if applicable, any Exchange Property) due at maturity.

No Fractional Shares..........   Upon delivery of this Reset PERQS to the
                                 Trustee at maturity (including as a result of an acceleration or otherwise), the Issuer shall deliver the aggregate number of shares of MCI WorldCom Stock due with respect to this Reset PERQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional share of MCI WorldCom Stock in an amount equal to the corresponding fractional Market Price of such fraction of a share of MCI WorldCom Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of this Reset PERQS.

Exchange Factor...............   The Exchange Factor shall be set initially at
                                 1.0, but shall be subject to adjustment upon the occurrence of certain corporate events through and including the second scheduled
                                 Trading Day immediately prior to maturity.
                                 See "Antidilution Adjustments" below.

Market Price..................   If MCI WorldCom Stock (or any other security
                                 for which a Market Price must be determined) is listed on a national securities exchange, is a security of The Nasdaq National Market
                                 ("NASDAQ NMS") or is included in the OTC
                                 Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the
                                 Market Price for one share of MCI WorldCom
                                 Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities
                                 Exchange Act of 1934, as amended (the
                                 "Exchange Act"), on which MCI WorldCom Stock
                                 (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin
                                 Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Market
                                 Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for MCI WorldCom Stock (or any such other security) obtained from as many dealers in such stock (which may include MS &
                                 Co. or any of the Issuer's other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent. A "security of the NASDAQ
                                 NMS" shall include a security included in any successor to such system and the term "OTC
                                 Bulletin Board Service" shall include any successor service thereto.

Trading Day...................   A day, as determined by the Calculation
                                 Agent, on which trading is generally
                                 conducted on the New York Stock Exchange
                                 ("NYSE"), the American Stock Exchange, Inc., the NASDAQ NMS, the Chicago Mercantile
                                 Exchange, the Chicago Board of Options
                                 Exchange and in the over-the-counter
                                 market for equity securities in the United
                                 States.

Acceleration Event............   If on any date the product of the Market
                                 Price per share of MCI WorldCom Stock, as
                                 determined by the Calculation Agent, and the
                                 Exchange Factor is less than $4.00, the
                                 maturity date of this Reset PERQS shall be
                                 deemed to be accelerated to such date, and
                                 each $       principal amount of this Reset
                                 PERQS shall be applied by the Issuer as
                                 payment for a number of shares of MCI
                                 WorldCom Stock at the then current Exchange
                                 Ratio, as adjusted by the then current
                                 Exchange Factor.  See also "Antidilution
                                 Adjustments" below.

Calculation Agent.............   Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.").


Antidilution Adjustments......   The Exchange Factor shall be adjusted by the
                                 Calculation Agent as follows:

                                   1.  If MCI WorldCom Stock is subject to
                                 a stock split or reverse stock split, then once such split has become effective, the Exchange Factor shall be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of MCI WorldCom Stock.

                                   2.  If MCI WorldCom Stock is subject (i)
                                 to a stock dividend (issuance of
                                 additional shares of MCI WorldCom Stock) that is given ratably to all holders of shares of MCI WorldCom Stock or (ii) to a distribution of MCI WorldCom Stock as a result of the triggering of any provision of the corporate charter of MCI WorldCom, then once the dividend has become effective and MCI WorldCom Stock is trading ex-dividend, the Exchange Factor shall be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of (i) the number of shares issued with respect to one share of MCI WorldCom Stock and (ii) the prior Exchange Factor.

                                   3.  There shall be no adjustments to the
                                 Exchange Factor to reflect cash dividends or other distributions paid with respect to MCI WorldCom Stock other than distributions described in clause (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to MCI WorldCom Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for MCI WorldCom Stock by an amount equal to at least 10% of the Market Price of MCI WorldCom Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to MCI WorldCom Stock, the Exchange Factor with respect to MCI WorldCom Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor shall equal the product of
                                 (i) the then current Exchange Factor and
                                 (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for MCI WorldCom Stock shall equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for MCI WorldCom Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the MCI WorldCom Stock described in clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Factor pursuant only to clause (v) of paragraph 5.

                                   4.  If MCI WorldCom issues rights or
                                 warrants to all holders of MCI WorldCom
                                 Stock to subscribe for or purchase MCI
                                 WorldCom Stock at an exercise price per
                                 share less than the Market Price of the
                                 MCI WorldCom Stock on both (i) the date
                                 the exercise price of such rights or
                                 warrants is determined and (ii) the
                                 expiration date of such rights or
                                 warrants, and if the expiration date of
                                 such rights or warrants precedes the
                                 maturity of this Reset PERQS, then the
                                 Exchange Factor shall be adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of MCI WorldCom Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of MCI WorldCom Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of MCI WorldCom Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of MCI WorldCom Stock which the aggregate offering price of the total number of shares of MCI WorldCom Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                   5.  If (i) there occurs any
                                 reclassification of MCI WorldCom Stock,
                                 (ii) MCI WorldCom or any surviving entity or subsequent surviving entity of MCI WorldCom (a "MCI WorldCom Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of MCI WorldCom or any MCI WorldCom Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) MCI WorldCom is liquidated, (v) MCI WorldCom issues to all of its shareholders equity securities of an issuer other than MCI WorldCom (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of MCI WorldCom Stock (any such event in clauses (i) through (vi) a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for this Reset PERQS shall be adjusted to provide that each holder of this Reset PERQS shall be entitled to receive at maturity, in respect of each $ principal amount of this Reset PERQS, securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of MCI WorldCom Stock with respect to which the spun-off security was issued
                                 (collectively, the "Exchange Property") in an amount with a value equal to (a) if the Exchange Ratio has not been adjusted prior to maturity, the Transaction Value or (b) if the Exchange Ratio has been adjusted, an amount equal to the product of the final Exchange Ratio and the Transaction Value. In addition, following a Reorganization Event, the method of determining the Maturity Price shall be adjusted so that the Maturity Price shall mean the Transaction Value as of the second scheduled Trading Day immediately prior to maturity, and if the Reorganization Event occurs prior to the First Year Determination Date, the First Year Closing Price shall mean the Transaction Value determined as of the First Year Determination Date. Notwithstanding the above, if the Exchange Property received in any such
                                 Reorganization Event consists only of
                                 cash, the maturity date of this Reset
                                 PERQS shall be deemed to be accelerated to the date on which such cash is distributed to holders of MCI WorldCom Stock and the holder of this Reset PERQS shall receive in lieu of any MCI WorldCom Stock and as liquidated damages in full satisfaction of the Issuer's obligations under this Reset PERQS the product of (i) the Transaction Value as of such date and (ii) the then current Exchange Ratio adjusted as if such date were the next to occur of either the First Year Determination Date or the second scheduled Trading Day prior to maturity. If Exchange Property consists of more than one type of property, the holder of this Reset PERQS shall receive at maturity a pro rata share of each such type of Exchange Property. If Exchange Property includes a cash component, the holder of this Reset PERQS will not receive any interest accrued on such cash component. "Transaction Value" at any date means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of MCI WorldCom Stock, as adjusted by the Exchange Factor,
                                 (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of MCI WorldCom Stock, as adjusted by the Exchange Factor and (iii) for any security received in any such Reorganization Event, an amount equal to the Market Price, as of the date on which the Transaction Value is determined, per share of such security multiplied by the quantity of such security received for each share of MCI WorldCom Stock, as adjusted by the Exchange Factor.

                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or a going-private transaction). In the event of a tender or exchange offer or going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                 No adjustments to the Exchange Factor shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                 No adjustments to the Exchange Factor or method of calculating the Exchange Ratio shall be made other than those specified above.

                                 Notwithstanding the foregoing, the amount
                                 payable by the Issuer at maturity with
                                 respect to this Reset PERQS, determined as of the second scheduled Trading Day prior to maturity, shall not under any circumstances exceed an amount of MCI WorldCom Stock having
                                 a market price of $       as of such second
                                 scheduled Trading Day.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the
                                 Exchange Factor or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

                                 The Calculation Agent shall provide
                                 information as to any adjustments to the Exchange Factor or method of calculating the Exchange Ratio upon written request by any holder of this Reset PERQS.

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to MCI WorldCom Stock (and any other security that may be included as Exchange Property):

                                    (i) a suspension, absence or material
                                    limitation of trading of MCI WorldCom
                                    Stock (or any such security) on the
                                    primary market for MCI WorldCom Stock (or any such security) for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for MCI WorldCom Stock (or any such security) as a result of which the reported trading prices for MCI WorldCom Stock (or any such security) during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension or material limitation on the primary market for trading in options contracts related to MCI WorldCom Stock (or any such security), if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                    (ii) a determination by the Calculation
                                    Agent in its sole discretion that the
                                    event described in clause (i) above
                                    materially interfered with the ability of
                                    the Issuer or any of its affiliates to
                                    unwind all or a material portion of the
                                    hedge with respect to the     % Reset
                                    PERQS Due March 15, 2001 (Mandatorily
                                    Exchangeable for Shares of Common Stock of
                                    MCI WorldCom, Inc.).

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on MCI WorldCom Stock (or any such security) by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to MCI WorldCom Stock (or any such security) and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to MCI WorldCom Stock (or any such security) are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.


Treatment of Reset PERQS for
United States Federal
Income Tax Purposes...........   The Issuer, by its sale of this Reset PERQS,
                                 and the holders of this Reset PERQS (and any
                                 successor holder of this Reset PERQS), by its
                                 respective purchase thereof, agree (in the
                                 absence of an administrative determination
                                 or judicial ruling to the contrary) to
                                 characterize this Reset PERQS for all tax
                                 purposes as an investment unit consisting of
                                 (i) a deposit with the Issuer of an amount of
                                 cash to secure the holder's obligation to
                                 purchase the MCI WorldCom Stock (the
                                 "Deposit"), which Deposit provides for
                                 quarterly interest payments at a rate of     %
                                 per annum, and (ii) a contract (the "Forward
                                 Contract") that requires the holder of this
                                 Reset PERQS to purchase, and the Issuer to
                                 sell, for an amount equal to $      (the
                                 "Forward Price"), the MCI WorldCom Stock at maturity (or, alternatively, upon an earlier redemption of this Reset PERQS).


               Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of MCI WorldCom Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with
respect to the principal sum of U.S. $      (UNITED STATES DOLLARS           )
on the Original Maturity Date specified above or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment
Date (as specified above) commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year. Except as provided above and unless otherwise indicated on the face of this Note, the Interest Payment Dates for this Note shall be March 1 and September 1.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity, redemption or repayment will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units ("ECUs"), in the principal financial center of the country of the Specified Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date), unless this
Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

               If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided that, if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

               If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date or at least ten days prior to the Maturity Date or any redemption or repayment date, as the case may be.

               If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer), for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                             MORGAN STANLEY DEAN WITTER & CO.




                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE
    OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee




By:
    -----------------------------
    Authorized Officer



                            REVERSE OF SECURITY

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan
Stanley Group Inc. (as predecessor of  the Issuer) and The Chase Manhattan
Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 and a Fourth Supplemental Senior Indenture dated as of March 1, 1998 between the Issuer and the Trustee (as so supplemented and as further supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical Bank) at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               Unless otherwise provided on the face of this Note, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension Notice, as defined below, sent to the holder hereof as described below.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Unless the Issuer exercises its option to extend the Original Maturity Date hereof for one or more periods as specified on the face hereof (and as described in the fourth succeeding paragraph below) or unless otherwise indicated on the face of this Note, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

               The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

               Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

               If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.

               Subject to the provisions below, the value of the ECU, in which the Notes may be denominated or may be payable, is equal to the value of the ECU that is from time to time used as the unit of account of the EC. If the ECU becomes a currency in its own right in accordance with the Treaty, all references to ECU in the Notes shall be construed as references to such currency.

               With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall choose a substitute currency (the "Chosen Currency"), which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons shall be made. Notice of the Chosen Currency so selected shall be provided by first class mail to each holder at the address of such holder which appears on the books maintained by the registrar and to the Paying Agent. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

               On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall select a Chosen Currency in which all payments with respect to Notes and coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

               The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

               The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

               The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in the country of issue of the component currency in question.

               If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate agent from one or more major banks, as selected by the Issuer, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Issuer or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

               Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency, or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                               ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common



      UNIF GIFT MIN ACT - ____________________ Custodian ____________________
                                (Minor)                        (Cust)


      Under Uniform Gifts to Minors Act _____________________________
                                                   (State)

               Additional abbreviations may also be used though not in the above list.

                              ---------------


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



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[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]



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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:
       -----------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.



                         OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


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      (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: _______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ____________.



Dated:
       ----------------------          ----------------------------------
                                       NOTICE:  The signature on this
                                       Option to Elect Repayment must
                                       correspond with the name as
                                       written upon the face of the
                                       within instrument in every
                                       particular without alteration or
                                       enlargement.